SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2013, LyondellBasell Industries N.V. announced that Wendy M. Johnson, Vice President and Chief Accounting Officer, will be retiring from the Company later this year. In connection therewith, and to ensure an orderly transition, William B. Allen, Jr., who was hired by the Company as Vice President of Finance in January 2013, will assume the role of Principal Accounting Officer effective immediately.

Mr. Allen, 48, previously served as Vice President, Corporate Controller and Chief Accounting Officer of Albemarle Corporation, a leading global developer, manufacturer, and marketer of specialty chemicals, from 2009 until joining the Company. Prior to that, he held various other financial management positions of increasing responsibility during his tenure with Albemarle including Chief Financial Officer for their Catalysts and Fine Chemistry divisions, Director of Financial Planning and Analysis and also Director of Finance for Albemarle’s European operations based in Brussels, Belgium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: April 5, 2013	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President